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                                                                   Exhibit 3.122

                            ARTICLES OF INCORPORATION

                                       OF

                         METROPOLITAN AMBULANCE SERVICE

                                    ARTICLE I

         The name of this corporation is METROPOLITAN AMBULANCE SERVICE.

                                   ARTICLE II

            The corporation's purposes are:

            (a) To engage primarily in the specific business of operating a commercial ambulance and emergency vehicle service business;

            (b) To engage generally in the business of providing ambulance and emergency vehicle services to private parties and governmental entities alike, along with such emergency medical treatment and care as is related to such services and proper under the law.

            (c) To engage in any business, whether related or related to those described in clauses (a) and (b) of this Article, that may from time to time be authorized or approved by the Board of Directors of this corporation;

            (d) To act as a partner or a joint adventurer or in any other legal capacity whenever deemed advisable by the Board of Directors;

            (e) To do business anywhere in the world; and

            (f) To have and to exercise all of the rights and powers that are now or may hereafter be granted to a corporation by law.

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            The above purpose clauses are not limited by reference to or inference from one another. Each clause is to be construed as a separate statement conferring independent purposes and powers on the corporation.

                                   ARTICLE III

            The county in the State of California where the principal office for the transaction of the business of this corporation is to be is Sacramento County.

                                   ARTICLE IV

            The number of directors of the corporation shall be four (4). The names and addresses of the persons who are appointed to act as first directors of this corporation are:

            CHARLES A. WILTON         7028 Carthy Way
                                      Sacramento, California

            GEORGE L. WATSON          5614 2nd Avenue
                                      Sacramento, California

            KATHRYN R. WILTON         7028 Carthy Way
                                      Sacramento, California

            ROSE A. WATSON            5614 2nd Avenue
                                      Sacramento, California

                                    ARTICLE V

            The corporation is authorized to issue only one class of stock. The total number of shares that the corporation is authorized to issue is one thousand (1,000) snares. Each share shall be without par value. No distinction shall exist between the shares of the corporation or between the holders thereof.

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      IN WITNESS WHEREOF, the undersigned, constituting the incorporators and first directors of this corporation, have executed these Articles of Incorporation on this 12 day of May, 1969.

                                         /s/ Charles A. Wilton
                                         -------------------------------------
                                                   CHARLES A. WILTON

                                         /s/ George L. Watson
                                         -------------------------------------
                                                  GEORGE L. WATSON

                                         /s/ Kathryn R. Wilton
                                         -------------------------------------
                                                  KATHRYN R. WILTON

                                         /s/ Rose A. Watson
                                         -------------------------------------
                                                    ROSE A. WATSON

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STATE OF CALIFORNIA       )
                          ) ss.
COUNTY OF SACRAMENTO      )

            On the 12th day of May, 1969, before me William H. Whittington, Jr., a Notary Public in and for said County and State, personally appeared CHARLES A. WILTON, GEORGE L. WATSON, KATHRYN R. WILTON and ROSE A. WATSON, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

            Witness my hand and official seal.

                                               /s/ William H. Whittington, Jr
                                               ---------------------------------

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